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                                                              EXHIBIT 23.7

                         CONSENT OF JAMES MCCURRY

   I hereby consent to being named a proposed director of MeriStar Hotels & Resorts, Inc. and to the use of my name wherever it appears in its Registration Statement on Form S-1, which forms a part of the Registration Statement, and any amendments thereto.

Dated: May 22, 1998
                                                  /s/ James McCurry
                                          By___________________________________

                                                    James McCurry